Pacific Life Funds NSAR 03-31-11

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type Type N1A/A,
Accession No. 0000950123-11-036495  filed on April 18, 2011, and incorporated by reference herein:

Schedule A to Advisory Agreement

Advisory Fee Waiver Agreement - PL Comstock Fund

Amendment to Fund Management Agreement - Janus Capital Management LLC

Amendment No. 1 to Subadvisory Agreement - Invesco Advisers, Inc.

Subadvisory Agreement - J.P. Morgan Investment Management, Inc.

Subadvisory Agreement - T. Rowe Price Associates, Inc.


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                                   SCHEDULE A
  (to the Advisory Agreement between Pacific Life Funds and Pacific Life Fund
                                 Advisors LLC)


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FUND                                                           ANNUAL INVESTMENT ADVISORY FEE
----                                                           ------------------------------
                                                       (as a percentage of average daily net assets)
PL Portfolio Optimization Conservative Fund                                0.20%
PL Portfolio Optimization Moderate-Conservative Fund                       0.20%
PL Portfolio Optimization Moderate Fund                                    0.20%
PL Portfolio Optimization Moderate-Aggressive Fund                         0.20%
PL Portfolio Optimization Aggressive Fund                                  0.20%

PL Money Market Fund                                          0.20% of the first $250 million
                                                               0.15% of the next $250 million
                                                                      0.10% on excess

PL Income Fund                                                             0.50%
PL Floating Rate Income Fund                                               0.65%

PL Floating Rate Loan Fund                                                 0.75%
PL Small-Cap Value Fund                                                    0.60%
PL Main Street(R) Core Fund                                                0.45%
PL Emerging Markets Fund                                                   0.80%
PL Small-Cap Growth Fund                                                   0.75%
PL International Value Fund                                                0.65%
PL Large-Cap Value Fund                                                    0.65%
PL Short Duration Bond Fund                                                0.40%
PL Growth LT Fund                                                          0.55%
PL Mid-Cap Equity Fund                                                     0.65%
PL Large-Cap Growth Fund                                                   0.75%
PL International Large-Cap Fund                                            0.85%
PL Managed Bond Fund                                                       0.40%
PL Inflation Managed Fund                                                  0.40%
PL Comstock Fund                                                           0.75%
PL Mid-Cap Growth Fund                                                     0.70%
PL Real Estate Fund                                                        0.90%
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EFFECTIVE: JULY 1, 2011

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Page 2 of 2
Schedule A to the Advisory between Pacific Life Funds and Pacific Life Fund Advisors LLC

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

                                    PACIFIC LIFE FUNDS

                                    By:     /s/ Howard T. Hirakawa
                                            -----------------------------------
                                    Name:   Howard T. Hirakawa
                                    Title:  Vice President

                                    By:     /s/ Laurene E. MacElwee
                                            -----------------------------------
                                    Name:   Laurene E. MacElwee
                                    Title:  VP & Assistant Secretary

                                    PACIFIC LIFE FUND ADVISORS LLC

                                    By:     /s/ Howard T. Hirakawa
                                            -----------------------------------
                                    Name:   Howard T. Hirakawa
                                    Title:  VP, Fund Advisor Operations

                                    By:     /s/ Laurene E. MacElwee
                                            -----------------------------------
                                    Name:   Laurene E. MacElwee
                                    Title:  VP & Assistant Secretary

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                AMENDMENT NO. 6 TO THE FUND MANAGEMENT AGREEMENT
                               PACIFIC LIFE FUNDS

          THIS AMENDMENT made as of this 1st day of January, 2011 by and among PACIFIC LIFE FUND ADVISORS LLC ("Adviser"), a Delaware limited liability company, Massachusetts Financial Services Company, a Delaware corporation doing business as MFS INVESTMENT MANAGEMENT ("MFS" or "Fund Manager"), and PACIFIC LIFE FUNDS, a Delaware Statutory Trust (the "Trust").

                                   WITNESSETH:

          WHEREAS, Adviser, Fund Manager and the Trust are parties to that certain Fund Management Agreement dated September 26, 2001, as amended on October 1, 2001, April 1, 2002, December 4, 2003, November 7, 2005, May 1, 2006
and May 1, 2007 the (the "Agreement") pursuant to which Fund Manager furnishes fund management services for the series of the Trust listed in the Agreement;

          WHEREAS, the parties mutually desire to amend the Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement, the parties mutually agree that the Agreement is hereby amended as follows:

     1. The Fee Schedule of the Agreement is hereby deleted and the replacement Fee Schedule attached hereto and made a part hereof, is hereby substituted in lieu thereof and made effective January 1, 2011.

     2. Except as herein above modified, all other terms and provisions of the Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC LIFE FUND ADVISORS LLC

By:    /s/ Howard T. Hirakawa           By:    /s/ Jane M. Guon
       -----------------------------           ---------------------------------
Name:  Howard T. Hirakawa               Name:  Jane M. Guon
Title: VP, Fund Advisor Operations      Title: Secretary

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Page 2 of 3
Pacific Life Funds Amendment No. 6 to the Fund Management Agreement with MFS

MFS INVESTMENT MANAGEMENT

By:    /s/ Robert J. Manning
       -----------------------------
Name:  Robert J. Manning
Title: Chief Executive Officer

PACIFIC LIFE FUNDS

By:    /s/ Howard T. Hirakawa           By:    /s/ Jane M. Guon
       -----------------------------           ---------------------------------
Name:  Howard T. Hirakawa               Name:  Jane M. Guon
Title: Vice President                   Title: Secretary

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Page 3 of 3
Pacific Life Funds Amendment No. 6 to the Fund Management Agreement with MFS

                               PACIFIC LIFE FUNDS
                                  FEE SCHEDULE
                            MFS INVESTMENT MANAGEMENT

EFFECTIVE: JANUARY 1, 2011

FUND: PL INTERNATIONAL LARGE-CAP

The Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PL International Large-Cap Fund according to the following calculations:

(a) 0.425% on the first $750 million of the Combined Assets as defined below, 0.375% on the next $750 million of the Combined Assets, plus
     0.325% if the next $1.5 billon of the Combined Assets, plus
     0.300% on Combined Assets above $3 billion;

MULTIPLIED BY

(b) The ratio of the PL International Large-Cap Fund's average daily net assets over the Combined Assets.

For purposes of the above calculation, "Combined Assets" means the sum of the average daily net assets of the International Large-Cap Portfolio of Pacific Select Fund and the average daily net assets of the PL International Large-Cap Fund of Pacific Life Funds.

Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.